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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 20, 2009

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated January 20, 2009, regarding its financial results for the periods ended December 31, 2008, including consolidated financial statements for the periods ended December 31, 2008, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s fourth quarter earnings presentation on January 20, 2009, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed except for the following information in Attachment II, which is furnished but not filed:

Slides

On Slide 6 (Transformational Impact on Segment PTI Mix), the information bars for 2000 and 2001, and the last information bar for 2008.

On Slide 11 (Expense Summary), the following statement:  “SG&A Ops: Growth Markets grew 9% yr/yr, Rest of World down 5% yr/yr”

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 20, 2009

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2008 FOURTH-QUARTER AND FULL-YEAR RESULTS

Full-Year 2008:

•    Record revenue of $103.6 billion;

•    Record pre-tax profit of $16.7 billion;

•    Record earnings per share of $8.93;

•    Record free cash flow of $14.3 billion, up $1.9 billion, excluding Global Financing receivables.

Full-Year 2009:

•    Earnings-per-share expectation of at least $9.20.

Fourth-Quarter 2008:

•    Diluted earnings of $3.28 per share, up 17 percent;

•    Net income of $4.4 billion, up 12 percent;

•    Gross profit margin of 47.9 percent, up 3 points;

•    Revenue of $27.0 billion, impacted by strong U.S. dollar, down 6 percent, down 1 percent adjusting for currency;

•    Software revenues up 3 percent, up 9 percent adjusting for currency; pre-tax income up 15 percent;

•    Global Technology Services revenue down 4 percent, up 3 percent adjusting for currency; pre-tax income up 35 percent;

•    Global Business Services revenues down 5 percent, flat adjusting for currency; pre-tax income up 26 percent;

•    Services signings of $17.2 billion, 24 deals greater than $100 million;

•    Strategic outsourcing signings up 20 percent worldwide, up 44 percent in North America.

ARMONK, N.Y., January 20, 2009 . . . IBM (NYSE: IBM) today announced fourth-quarter 2008 diluted earnings of $3.28 per share from continuing operations compared with diluted earnings of $2.80 per share in the fourth quarter of 2007, an increase of 17 percent as reported.  Fourth-quarter income from continuing operations was $4.4 billion compared with $4.0 billion in the fourth quarter of 2007, an increase of 12 percent.  Total revenues for the fourth quarter of 2008 of $27.0 billion decreased 6 percent (1 percent, adjusting for currency) from the fourth quarter of 2007.

“A strong fourth quarter capped an outstanding year.  In 2008 IBM performed well in an extremely difficult economic environment.  Clearly our strategic transformation —migrating to the more profitable segments of the industry, investing in growth regions of the world, and driving productivity through global integration — is continuing to pay dividends,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.

“With our strong financial position, solid recurring revenue and profit streams and global reach, we are confident about 2009 and, based on our 2008 performance, we are ahead of pace on our roadmap for $10 to $11 per share.”

IBM said that it expects full-year 2009 earnings of at least $9.20 per share.

From a geographic perspective, the Americas’ fourth-quarter revenues were $11.5 billion, a decrease of 2 percent (up 2 percent, adjusting for currency) from the 2007 period.  Revenues from Europe/Middle East/Africa were $9.5 billion, down 12 percent (1 percent, adjusting for currency).  Asia-Pacific revenues decreased 1 percent (1 percent, adjusting for currency) to $5.5 billion.  OEM revenues were $615 million, down 31 percent compared with the 2007 fourth quarter.  Revenues from the company’s growth markets organization decreased 7 percent (up 6 percent, adjusting for currency) and represented 18 percent of geographic revenues.

Total Global Services revenues decreased 4 percent (up 2 percent, adjusting for currency).  Global Technology Services segment revenues decreased 4 percent (up 3 percent, adjusting for currency) to $9.6 billion.  Global Business Services segment revenues decreased 5 percent (flat, adjusting for currency) to $4.7 billion.  IBM signed services contracts totaling $17.2 billion, at actual rates, a decrease of 5 percent ($15.6 billion, adjusting for currency, up 2 percent), including 24 contracts greater than $100 million.  Short-term signings were $7.3 billion, a decrease of 7 percent at actual rates (1 percent to $6.6 billion, adjusting for currency).  Long-term signings decreased 3 percent, at actual rates, to $9.9 billion (up 3 percent to $9.0 billion, adjusting for currency).  The estimated services backlog at December 31 was $117 billion, adjusting for currency.

Revenues from the Software segment were $6.4 billion, an increase of 3 percent (9 percent, adjusting for currency) compared with the fourth quarter of 2007; pre-tax income increased 15 percent.  Revenues from IBM’s middleware products, which primarily include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $5.2 billion, up 4 percent versus the fourth quarter of 2007.  Operating systems revenues of $622 million decreased 6 percent compared with the prior-year quarter.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues decreased 1 percent.  Revenues from Information Management software, which enables clients to leverage information on demand, increased 18 percent.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, decreased 4 percent, and revenues from Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, was flat year over year.  Revenues from Rational software, integrated tools to improve the processes of software development, decreased 1 percent compared with the year-ago quarter.

Revenues from the Systems and Technology segment totaled $5.4 billion for the quarter, down 20 percent (16 percent, adjusting for currency).  Systems revenues decreased 18 percent (14 percent, adjusting for currency).  Revenues from the converged System p server products increased 8 percent compared with the 2007 period.  Revenues from System z mainframe server products decreased 6 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 12 percent.  Revenues from the System x servers decreased 32 percent, and revenues from the legacy System i servers decreased 92 percent.  Revenues from System Storage decreased 20 percent, and revenues from Retail Store Solutions decreased 28 percent.  Revenues from Microelectronics OEM decreased 34 percent.

Global Financing segment revenues decreased 1 percent (up 5 percent, adjusting for currency) in the fourth quarter to $660 million.

The company’s total gross profit margin was 47.9 percent in the 2008 fourth quarter compared with 44.9 percent in the 2007 period, led by strong performance in both services segments.

Total expense and other income decreased 5 percent to $7.1 billion compared with the prior-year period.  Adjusting for currency and estimated acquisitions impacts, total expense and other income decreased 2 percent year over year.  SG&A expense decreased 3 percent to $5.8 billion.  RD&E expense of $1.5 billion decreased 4 percent compared with the year-ago period.  Intellectual property and custom development income increased to $328 million compared with $236 million a year ago.  Other (income) and expense was income of $97 million, down $1 million from a year ago.  Interest expense decreased to $192 million compared with $214 million in the prior year.

IBM’s tax rate in the fourth-quarter 2008 was 23.8 percent compared with 28.0 percent in the fourth quarter of 2007, a decline of 4.2 points due primarily to the utilization of tax credits, including the retroactive benefit of the recently-enacted U.S. research tax credit.  The full-year 2008 tax rate was 26.2 percent, and IBM expects its full-year 2009 tax rate to be sustained at approximately 26.5 percent.

The weighted-average number of diluted common shares outstanding in the fourth-quarter 2008 was 1.35 billion compared with 1.41 billion shares in the same period of 2007.

Full-Year 2008 Results

•    Diluted earnings of $8.93 per share, up 24 percent as reported;

•    Total revenues of $103.6 billion, up 5 percent, 2 percent adjusting for currency;

•    Global Technology Services revenues up 9 percent, 6 percent adjusting for currency; pre-tax income up 30 percent;

•    Global Business Services revenues up 9 percent, 5 percent adjusting for currency; pre-tax income up 30 percent;

•    Software revenues up 11 percent, 8 percent adjusting for currency; pre-tax income up 18 percent.

Income from continuing operations for the year ended December 31, 2008 was $12.3 billion compared with $10.4 billion in the year-ago period, an increase of 18 percent.  Diluted earnings were $8.93 per share compared with $7.18 per diluted share in 2007, an increase of 24 percent.  Revenues from continuing operations for 2008 totaled $103.6 billion, an increase of 5 percent (2 percent, adjusting for currency), compared with $98.8 billion in 2007.

From a geographic perspective, the America’s full-year revenues were $42.8 billion, an increase of 4 percent as reported (4 percent, adjusting for currency) from the 2007 period.  Revenues from Europe/Middle East/Africa were $37.0 billion, an increase of 7 percent (3 percent, adjusting for currency).  Asia-Pacific revenues increased 8 percent (2 percent, adjusting for currency) to $21.1 billion.  OEM revenues were $2.7 billion, down 22 percent compared with 2007.  Revenues from the company’s growth markets organization increased 10 percent (10 percent, adjusting for currency) and represented 18 percent of geographic revenues.

Revenues from the Global Technology Services segment totaled $39.3 billion, an increase of 9 percent (6 percent, adjusting for currency) compared with 2007.  Revenues from the Global Business Services segment were $19.6 billion, up 9 percent (5 percent, adjusting for currency).  Total services signings were $57.2 billion.  Software segment revenues in 2008 totaled $22.1 billion, an increase of 11 percent (8 percent, adjusting for currency).  Systems and Technology segment revenues were $19.3 billion, a decrease of 10 percent (11 percent, adjusting for currency).  Global Financing segment revenues totaled $2.6 billion, an increase of 2 percent (essentially flat, adjusting for currency).

IBM ended 2008 with $12.9 billion of cash on hand and generated free cash flow of $14.3 billion, up $1.9 billion year over year, excluding Global Financing receivables.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Shares repurchased totaled approximately $10.6 billion on a cash-paid basis in 2008.  The weighted-average number of diluted common shares outstanding in 2008 was 1.38 billion compared with 1.45 billion shares in 2007.  As of December 31, 2008, there were 1.34 billion basic common shares outstanding.

Debt, including Global Financing, totaled $33.9 billion, compared with $35.3 billion at year-end 2007.  From a management segment view, Global Financing debt totaled $24.4 billion versus $24.5 billion at year-end 2007, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $9.6 billion, a decrease of $1.2 billion since year-end 2007.  This decrease coupled with a non-cash adjustment related to year-end pension remeasurements, which is reflected as a reduction in stockholders’ equity, resulted in a debt-to-capitalization ratio of 49.0 percent as compared to 30.0 percent at year-end 2007.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company’s failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain or protect intellectual property rights; breaches of the company’s data security measures; changes in the economic environment and corporate IT spending budgets; fluctuations in revenues and purchases, and volatility of stock prices; the company’s ability to attract and retain key personnel and its reliance on critical skills; adverse affects from tax matters; environmental matters; currency fluctuations and customer financing risks; customer credit risk on receivables; risks from investing in growth opportunities; the company’s failure to maintain the adequacy of its internal controls; the company’s use of certain estimates and assumptions; dependence on certain suppliers; changes in the financial or business condition of the company’s distributors or resellers; the company’s ability to successfully manage acquisitions and alliances; failure to have sufficient insurance; legal, political, health and economic conditions; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results –

•    adjusting for free cash flow;

•    adjusting for currency (i.e., at constant currency);

•    adjusting for estimated acquisitions impacts.

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the fourth-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EST, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/4q08.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Dollars in millions except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
			Percent			Percent
	2008	2007	Change	2008	2007	Change

REVENUE

Global Technology Services	$9,623	$9,997	-3.7%	$39,264	$36,103	8.8%
Gross margin	34.9%	30.1%		32.6%	29.9%

Global Business Services	4,709	4,933	-4.5%	19,628	18,041	8.8%
Gross margin	28.7%	23.1%		26.7%	23.5%

Systems and Technology	5,425	6,796	-20.2%	19,287	21,317	-9.5%
Gross margin	39.9%	45.7%		38.1%	39.7%

Software	6,420	6,259	2.6%	22,089	19,982	10.5%
Gross margin	87.7%	87.1%		85.4%	85.2%

Global Financing	660	668	-1.3%	2,559	2,502	2.3%
Gross margin	50.0%	45.5%		51.3%	46.7%

Other	169	212	-20.2%	803	842	-4.6%
Gross margin	61.6%	-15.8%		13.4%	4.4%

TOTAL REVENUE	27,006	28,866	-6.4%	103,630	98,786	4.9%

GROSS PROFIT	12,936	12,970	-0.3%	45,661	41,729	9.4%
Gross margin	47.9%	44.9%		44.1%	42.2%

EXPENSE AND OTHER INCOME

S,G&A	5,832	6,016	-3.1%	23,386	22,060	6.0%
% of revenue	21.6%	20.8%		22.6%	22.3%

R,D&E	1,528	1,586	-3.6%	6,337	6,153	3.0%
% of revenue	5.7%	5.5%		6.1%	6.2%

Intellectual property and custom development income	(328)	(236)	38.7%	(1,153)	(958)	20.4%
Other (income) and expense	(97)	(98)	-1.5%	(298)	(626)	-52.4%
Interest expense	192	214	-10.6%	673	611	10.3%

TOTAL EXPENSE AND OTHER INCOME	7,127	7,481	-4.7%	28,945	27,240	6.3%
% of revenue	26.4%	25.9%		27.9%	27.6%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	5,808	5,489	5.8%	16,715	14,489	15.4%
Pre-tax margin	21.5%	19.0%		16.1%	14.7%

Provision for income taxes	1,382	1,537	-10.1%	4,381	4,071	7.6%
Effective tax rate	23.8%	28.0%		26.2%	28.1%

INCOME FROM CONTINUING OPERATIONS	4,427	3,951	12.0%	12,334	10,418	18.4%
Net margin	16.4%	13.7%		11.9%	10.5%

DISCONTINUED OPERATIONS
Income/(loss) from discontinued operations	—	1		—	(0)

NET INCOME	$4,427	$3,952	12.0%	$12,334	$10,418	18.4%

EARNINGS/(LOSS)PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$3.28	$2.80	17.1%	$8.93	$7.18	24.4%
DISCONTINUED OPERATIONS	—	0.00		—	(0.00)

TOTAL	$3.28	$2.80	17.1%	$8.93	$7.18	24.4%

BASIC
CONTINUING OPERATIONS	$3.31	$2.85	16.1%	$9.07	$7.32	23.9%
DISCONTINUED OPERATIONS	—	0.00		—	(0.00)

TOTAL	$3.31	$2.86	15.7%	$9.07	$7.32	23.9%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,347.9	1,412.9		1,381.8	1,450.6
BASIC	1,339.1	1,384.1		1,359.8	1,423.0

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	At	At
	December 31,	December 31,	Percent
(Dollars in millions)	2008	2007	Change

ASSETS

Cash, cash equivalents, and marketable securities	$12,907	$16,146	-20.1%

Receivables - net, inventories, prepaid expenses	36,097	37,031	-2.5%

Plant, rental machines, and other property - net	14,305	15,081	-5.1%

Investments and other assets	46,215	52,172	-11.4%

TOTAL ASSETS	$109,524	$120,431	-9.1%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total debt	$33,926	$35,274	-3.8%

Accounts payable, taxes, and accruals	31,199	32,076	-2.7%

Other liabilities	30,934	24,612	25.7%

TOTAL LIABILITIES	96,058	91,962	4.5%

STOCKHOLDERS’ EQUITY*	13,465	28,470	-52.7%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,524	$120,431	-9.1%

* Reflects a non-cash adjustment related to year-end pension remeasurements in both 2008 and 2007, as required by FAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.”

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	FOURTH-QUARTER 2008
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$9,623	$383	$10,007	$1,437	14.4%
Y-T-Y Change	-3.7%	-2.4%	-3.7%	35.5%

Global Business Services	4,709	267	4,977	740	14.9%
Y-T-Y Change	-4.5%	-6.9%	-4.7%	26.0%

Systems and Technology	5,425	249	5,674	722	12.7%
Y-T-Y Change	-20.2%	3.8%	-19.4%	-47.1%

Software	6,420	720	7,139	2,789	39.1%
Y-T-Y Change	2.6%	1.0%	2.4%	14.6%

Global Financing	660	525	1,184	452	38.2%
Y-T-Y Change	-1.3%	18.0%	6.4%	32.4%

TOTAL REPORTABLE SEGMENTS	26,837	2,144	28,981	6,140	21.2%
Y-T-Y change	-6.3%	3.2%	-5.7%	6.1%

Eliminations / Other	169	(2,144)	(1,975)	(331)

TOTAL IBM CONSOLIDATED	$27,006	$0	$27,006	$5,808	21.5%
Y-T-Y Change	-6.4%		-6.4%	5.8%

	FOURTH-QUARTER 2007
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$9,997	$393	$10,390	$1,061	10.2%

Global Business Services	4,933	287	5,220	588	11.3%

Systems and Technology	6,796	240	7,036	1,364	19.4%

Software	6,259	712	6,971	2,433	34.9%

Global Financing	668	445	1,113	341	30.7%

TOTAL REPORTABLE SEGMENTS	28,654	2,077	30,731	5,787	18.8%

Eliminations / Other	212	(2,077)	(1,865)	(298)

TOTAL IBM CONSOLIDATED	$28,866	$0	$28,866	$5,489	19.0%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	TWELVE-MONTHS 2008
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$39,264	$1,546	$40,810	$4,607	11.3%
Y-T-Y Change	8.8%	-5.5%	8.1%	29.5%

Global Business Services	19,628	1,044	20,671	2,681	13.0%
Y-T-Y Change	8.8%	-12.5%	7.5%	29.9%

Systems and Technology	19,287	882	20,169	1,550	7.7%
Y-T-Y Change	-9.5%	-11.7%	-9.6%	-28.0%

Software	22,089	2,761	24,850	7,075	28.5%
Y-T-Y Change	10.5%	14.3%	10.9%	17.9%

Global Financing	2,559	1,892	4,451	1,617	36.3%
Y-T-Y Change	2.3%	27.7%	11.7%	16.7%

TOTAL REPORTABLE SEGMENTS	102,827	8,125	110,951	17,531	15.8%
Y-T-Y Change	5.0%	5.2%	5.0%	15.6%

Eliminations / Other	803	(8,125)	(7,322)	(815)

TOTAL IBM CONSOLIDATED	$103,630	$0	$103,630	$16,715	16.1%
Y-T-Y Change	4.9%		4.9%	15.4%

	TWELVE-MONTHS 2007
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$36,103	$1,636	$37,739	$3,557	9.4%

Global Business Services	18,041	1,193	19,234	2,064	10.7%

Systems and Technology	21,317	998	22,315	2,153	9.6%

Software	19,982	2,416	22,398	6,002	26.8%

Global Financing	2,502	1,482	3,984	1,386	34.8%

TOTAL REPORTABLE SEGMENTS	97,944	7,726	105,670	15,163	14.3%

Eliminations / Other	842	(7,726)	(6,884)	(674)

TOTAL IBM CONSOLIDATED	$98,786	$0	$98,786	$14,489	14.7%

Contacts:	IBM
Michael Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky, 732/618-3531
jbuko@us.ibm.com

ATTACHMENT II

4Q 2008 Earnings Presentation January 20, 2009

Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together.

2008 Summary Expect at least $9.20 EPS for 2009 4Q 2008 Highlights Full Year Highlights $14.3B Free Cash Flow* +$1.9B yr/yr Signings $57B, Backlog $117B Record Revenue, Pre-Tax Income, EPS and Free Cash Flow* $7.9B Free Cash Flow* Signings $17.2B Strategic Outsourcing +20% GBS Short Term $4.5B Software revenue +9% @CC EPS $8.93 +24% yr/yr EPS $3.28 +17% yr/yr SW +1.7 pts yr/yr SW +4.2 pts yr/yr GBS +2.2 pts yr/yr GBS +3.6 pts yr/yr GTS +1.9 pts yr/yr GTS +4.1 pts yr/yr PTI Margin 16.1%, +1.5 pts yr/yr PTI Margin +2.5pts yr/yr * Excluding GF Receivables

2008 – Demonstration of IBM’s Transformation Transformational Highlights 2002 - 2008 Pre-Tax Profit: +$10B Margin: More than doubled Earnings Per Share: More than tripled Free Cash Flow: $65B cumulative excl. GF Receivables Shift to higher value business Invest in Growth Markets Global Integration Invest in Innovation Ongoing productivity and margin improvement Sustained Performance

IBM Financial Performance History Revenue ($B) * Excluding GF Receivables 85 83 81 89 96 91 91 99 104 $4 $6 $8 $10 $12 $14 $16 $18 $20 2000 2001 2002 2003 2004 2005 2006 2007 2008 Pre-tax Income & Free Cash Flow ($B) $2 $3 $4 $5 $6 $7 $8 $9 $10 EPS Pre-tax income Free Cash Flow* EPS

Transformational Impact on Segment PTI Mix * Excludes Enterprise Investments segment and stock-based compensation ** Excludes Yr/Yr pension savings and amortization of acquired intangibles 24% 16% 1% 13% 18% 15% 13% 14% 9% 8% 10% 10% 14% 12% 13% 14% 11% 9% 9% 9% 40% 46% 42% 41% 35% 30% 37% 37% 42% 39% 25% 28% 44% 34% 35% 42% 40% 40% 40% 43% 0% 20% 40% 60% 80% 100% 2000* 2001* 2002 2003 2004 2005 2006 2007 2008 2008** Software Services Financing Hardware

4Q / FY 2008 Financial Summary 1.5 pts 16.1% 2.5 pts 21.5% PTI Margin $8.93 1,381.8 $12.3 26.2% $16.7 $28.9 44.1% $103.6 FY08 24% 5% 18% 1.9 pts 15% (6%) 1.8 pts 2% 5% B/(W) Yr/Yr 17% $3.28 EPS 5% 1,347.9 Shares (Diluted) (M) 12% $4.4 Net Income 4.2 pts 23.8% Tax Rate 6% $5.8 Pre-Tax Income 5% $7.1 Expense 3.0 pts 47.9% GP % (1%) @CC (6%) $27.0 Revenue B/(W) Yr/Yr 4Q08 $ in Billions, except EPS Strong margins drive record profit performance

Revenue by Geography (1%) (5%) Major Markets 6% (7%) Growth Markets 13% 2% BRIC Countries (1%) (12%) 9.5 Europe/ME/A Flat (6%) $26.4 Total Geographies (1%) (6%) $27.0 IBM 4Q08 (1%) (1%) 5.5 Asia Pacific 2% (2%) $11.5 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +6% @CC OEM (32%) @CC U.S. Flat EMEA Canada/ LA Japan -10% @CC

(1%) (6%) $27.0 Total IBM (3%) (9%) 5.1 Small / Medium Business 4Q08 Flat (6%) $26.4 All Sectors 3% (4%) 2.7 Communications (1%) (6%) 2.6 Distribution (5%) (8%) 3.1 Industrial 5% (1%) 4.2 Public (1%) (6%) $7.9 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions SMB Comms Distribution Industrial Public Financial - Rest of World Fin’l - U.S.

Revenue by Segment 4Q08 (1%) (6%) $27.0 Total IBM (1%) (6%) $26.8 Total Segments 5% (1%) 0.7 Global Financing 9% 3% 6.4 Software (16%) (20%) 5.4 Systems & Technology Flat (5%) 4.7 Global Business Services 3% (4%) $9.6 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Global Technology Services Global Business Services Systems & Technology Software Global Financing Annuity businesses provide solid revenue base

Expense Summary 2 pts 6 pts 3 pts Ops (6 pts) 8 pts 5% $7.1 Total Expense & Other Income 11% 0.2 Interest Expense (1%) (0.1) Other (Income)/Expense 39% (0.3) IP and Development Income (6 pts) 4 pts 4% 1.5 RD&E (5 pts) 6 pts 3% $5.8 SG&A Acq.* Currency B/(W) Yr/Yr 4Q08 * Includes Acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers Aligning investments with growth opportunities SG&A Ops: Growth Markets grew 9% yr/yr, Rest of World down 5% yr/yr

2.5 pts 2.4 pts 7.5 pts 4.2 pts (6.7 pts) 3.6 pts 4.1 pts B/(W) Yr/Yr Pts 21.5% 21.2% 38.2% 39.1% 12.7% 14.9% 14.4% 4Q08 4Q08 3.0 pts 47.9% Total IBM 2.4 pts 47.8% Total Segments 4.5 pts 50.0% Global Financing 0.6 pts 87.7% Software (5.8 pts) 39.9% Systems & Technology 5.6 pts 28.7% Global Business Services 4.8 pts 34.9% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment External Gross Profit Margins Total Pre-Tax Margins Business mix and ongoing productivity initiatives drive margin expansion

@CC Rptd 4Q08 4.1 pts 14.4% PTI Margin 4.8 pts 34.9% Gross Margin (External) 3% (4%) $9.6 Revenue (External) B/(W) Yr/Yr Services Segments Strategic Outsourcing 34% Global Business Services 33% Integrated Technology Services 17% Maint. 12% BTO 4% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Services PTI +32% yr/yr: GTS +35%, GBS +26% 4Q08 Revenues (% of Total Services) (Growth @CC) $ in Billions +3% Yr/Yr Flat Yr/Yr (11%) Yr/Yr +1% Yr/Yr +6% Yr/Yr Yr/Yr 4Q08 Global Services Signings @ CC (1%) $6.6 Total Short Term Signings 3% 9.0 Total Long Term Signings 2% $15.6 Total Signings @ CC (5%) $17.2 Total Signings @ Actual (3%) 9.9 Total Long Term Signings Yr/Yr 4Q08 Global Services Signings @ Act. (7%) $7.3 Total Short Term Signings @CC Rptd 4Q08 3.6 pts 14.9% PTI Margin 5.6 pts 28.7% Gross Margin (External) Flat (5%) $4.7 Revenue (External) B/(W) Yr/Yr

Software Segment @CC Rptd 4Q08 4.2 pts 39.1% PTI Margin 0.6 pts 87.7% Gross Margin (External) 9% 3% $6.4 Revenue (External) B/(W) Yr/Yr @CC Rptd 9% 11% 13% 5% 6% 4% 25% 5% 3% Total Software 4% Total Middleware 6% Key Branded Middleware (1%) Rational Flat Lotus Yr/Yr 4Q08 Revenue (4%) Tivoli 18% Information Management (1%) WebSphere Family Full year profit doubled in last five years 4Q08 Revenue (% of Total Software) Key Branded Middleware 61% Operating Systems 10% Other Middleware 20% Other 10% $ in Billions

Systems & Technology Segment @CC Rptd 4Q08 (6.7 pts) 12.7% PTI Margin (5.8 pts) 39.9% Gross Margin (External) (16%) (20%) $5.4 Revenue (External) B/(W) Yr/Yr $ in Billions 4Q08 Revenue (% of Total S&TG) Servers 67% Storage 20% Micro OEM 9% RSS Yr/Yr 4Q08 Revenue (16%) (35%) (14%) (22%) (16%) (28%) (91%) 14% 1% @CC (92%) Legacy System i 8% Converged System p (18%) Total Systems (20%) Total Systems & Technology (34%) Microelectronics OEM (28%) Retail Store Solutions (20%) Storage (32%) System x Servers Rptd (6%) System z Virtualization and consolidation drive high-end performance

Cash Flow Analysis ($8.7) ($3.2) $0.8 $3.2 Change in Cash & Marketable Securities 1.2 (14.1) 8.2 (0.4) (0.2) (5.3) 1.9 0.4 1.4 1.3 $2.7 B/(W) Yr/Yr 5.0 (3.2) (10.6) (2.6) 0.1 (6.3) 14.3 (4.5) 18.8 0.0 $18.8 FY08 1.6 (1.2) Other (includes GF A/R & GF Debt) (1.0) (1.8) Non-GF Debt (0.3) (0.7) Share Repurchases (0.1) (0.7) Dividends 0.0 0.0 Divestitures 0.0 (0.3) Acquisitions 0.6 7.9 Free Cash Flow (excluding GF Receivables) 0.4 (1.0) Net Capital Expenditures B/(W) Yr/Yr 4Q08 0.2 8.9 Net Cash from Operations (excluding GF Receivables) 1.3 (2.3) Less: Global Financing Receivables $1.5 $6.6 Net Cash from Operations $ in Billions

7.1 30% 28.5 92.0 35.3 24.5 10.7 56.7 120.4 36.8 67.5 $16.1 Dec. 07 13.5 Equity 96.1 Total Liabilities 33.9 Total Debt 24.4 Global Financing Debt 9.6 Non-GF Debt 7.0 Global Financing Leverage 49% 62.1 109.5 34.9 61.8 $12.9 Dec. 08 Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets* Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions *Excluding Cash & Marketable Securities

EPS Bridge – 4Q07 to 4Q08 2007 EPS Revenue Growth @ Actual Gross Margin Expense Productivity Share Repurchases 2008 EPS Tax Rate ($0.18) Includes +$0.16 pension benefit Includes +$0.08 pension benefit $2.80 $3.28 ($0.07) $0.41 $0.15 $0.17

EPS Bridge – 2007 to 2008 2007 EPS Revenue Growth @ Actual Gross Margin Expense Productivity Share Repurchases 2008 EPS Tax Rate $0.35 Includes +$0.39 pension benefit Includes +$0.20 pension benefit $7.18 $8.93 ($0.18) $0.94 $0.42 $0.22

Well-Positioned Entering 2009 Leadership through innovation and transformation Strategic shift to high end offerings and products Capture opportunity in growth and major markets Flexible model that addresses all market conditions Stable base of business Large annuity base drives margin and cash Mission critical products and services Continuous productivity and margin improvement Global delivery framework Global integration and virtualization Financial Flexibility Free cash flow of $14.3B and cash balance of nearly $13B Positioned to strengthen our business even more Flight to quality vendors in IT Global demand for new innovation like “Smarter Planet” initiatives Expect EPS of at least $9.20 in 2009 Ahead of pace for roadmap to $10-$11 EPS 2006 2010 $6.06 $10-$11 2007 $7.18 2008 $8.93 EPS

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Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Summary and Selected Items – FY 2008 Revenue by Geography – FY 2008 Revenue by Key Industry Sales Unit – FY 2008 Revenue by Segment – FY 2008 Margins by Segment – FY 2008 Expense Summary – FY 2008 Cash Flow (FAS 95) Non-GAAP Supplementary Materials Constant Currency, Cash Flow Non-Recurring and Unique Items, Acquisitions, Amortization of Acquired Intangible Assets, Stock-Based Compensation Reconciliation of Free Cash Flows (excluding GF Receivables) Reconciliation of Software Pre-Tax Profit Reconciliation of Asia Pacific Revenue Growth Reconciliation of Revenue Growth in Selected Countries Reconciliation of Revenue Growth in Selected Segments Reconciliation of Managed Labor Costs Reconciliation of Revenue Growth of Original Equipment Manufacturer (OEM) Reconciliation of SG&A Reconciliation of Retirement-Related Plan Costs Reconciliation of Impact on Segment PTI Mix Computation of 2008 Global Financing Return on Equity Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

Currency – Year/Year Comparison (1%) $28.6 (5 pts) (1.6) (6%) $27.0 Yr/Yr (US$B) 0 pts 6% (8%) 0% 4Q09 (6 pts) 16% (31%) (14%) 3Q09 (7 pts) 14% (37%) (14%) 1Q09 (8 pts) 14% (36%) (19%) 2Q09 90 0.69 0.76 1/19 Spot (5 pts) 15% (31%) (10%) Yr/Yr 96 0.64 0.76 4Q08 4 pts 9% (7%) 8% Yr/Yr 3Q08 IBM Revenue Impact 108 Yen 0.53 Pound 0.67 Euro Yr/Yr @ 1/19 Spot Quarterly Averages per US $ Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility in the year-over-year results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. Revenue As Reported Currency Impact Revenue @CC

Supplemental Segment Information – 4Q 2008 @CC Yr/Yr Global Services Flat (5%) Global Business Services 3% (4%) Global Technology Services 1% (4%) Maintenance Revenue Growth 6% Flat Integrated Tech Services (11%) (19%) Business Transformation Outsourcing 3% (3%) Strategic Outsourcing 9% 7.5 GTS Long-Term 23% 6.7 SO (44%) 0.8 BTO Signings ($B) (16%) 1.6 GBS Long-Term (7%) 2.6 GTS Short-Term 4% 4.0 GBS Short-Term 2% $15.6 Global Services Signings @ CC (53%) 0.8 BTO 20% 7.4 SO 4% 8.2 GTS Long-Term (25%) 1.7 GBS Long-Term Yr/Yr 4Q08 Global Services (15%) 2.8 GTS Short-Term (1%) 4.5 GBS Short-Term (5%) $17.2 Global Services Signings @ Actual

Supplemental Segment Information – 4Q 2008 (91%) (92%) Legacy System i Share GP% @CC Yr/Yr Systems & Technology Group (16%) (35%) (14%) (22%) (16%) (28%) 14% 1% = (20%) Total Systems & Technology (34%) Microelectronics OEM (18%) Total Systems (28%) Retail Store Solutions (20%) System Storage (32%) System x Servers Revenue 8% Converged System p (6%) System z Revenue Growth 9% 3% Total Software 3% (3%) Other Software/Services (2%) (6%) Operating Systems 11% 4% Total Middleware 6% Flat Other Middleware 13% 6% Key Branded Middleware 5% (1%) Rational 6% Flat Lotus @CC Yr/Yr Software 4% (4%) Tivoli 25% 18% Information Management 5% (1%) WebSphere Family

Global Financing Portfolio 4Q08 - $26.1B External Receivables 32% 27% 21% 12% 6% 2% 0% 5% 10% 15% 20% 25% 30% 35% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-C Investment Grade 59% Non-Investment Grade 41%

Summary and Selected Items – FY 2008 24% $8.93 EPS 18% $12.3 Net Income 1.5 pts 16.1% PTI Margin 15% $16.7 Pre-Tax Income 5% $103.6 Revenue B/(W) Yr/Yr FY08 $ in Billions, except EPS (0.7) Workforce Rebalancing (0.5) Amort. of Purchased Intangibles (0.7) Stock-Based Compensation (1.4) Retirement-Related Benefits Pre-Tax Income Includes: Reported results include $3.3B PTI impact from selected items

Revenue by Geography – FY 2008 2% 5% Major Markets 10% 10% Growth Markets 15% 18% BRIC Countries 3% 7% 37.0 Europe/ME/A 3% 6% $100.9 Total Geographies 2% 5% $103.6 IBM FY08 2% 8% 21.1 Asia Pacific 4% 4% $42.8 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +9% @CC OEM (23%) @CC U.S. +3% EMEA Canada/ LA Japan -5% @CC

2% 5% $103.6 Total IBM 1% 4% 19.5 Small / Medium Business FY08 3% 6% $101.1 All Sectors 6% 7% 10.4 Communications 1% 4% 10.2 Distribution Flat 4% 12.3 Industrial 6% 8% 15.8 Public 3% 7% $29.3 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit – FY 2008 $ in Billions SMB Comms Distribution Industrial Public Financial - Rest of World Fin’l - U.S.

Revenue by Segment – FY 2008 FY08 2% 5% $103.6 Total IBM 2% 5% $102.8 Total Segments Flat 2% 2.6 Global Financing 8% 11% 22.1 Software (11%) (10%) 19.3 Systems & Technology 5% 9% 19.6 Global Business Services 6% 9% $39.3 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Global Technology Services Global Business Services Systems & Technology Software Global Financing

1.5 pts 1.5 pts 1.5 pts 1.7 pts (2.0 pts) 2.2 pts 1.9 pts B/(W) Yr/Yr Pts 16.1% 15.8% 36.3% 28.5% 7.7% 13.0% 11.3% FY08 FY08 1.8 pts 44.1% Total IBM 1.7 pts 44.3% Total Segments 4.6 pts 51.3% Global Financing 0.2 pts 85.4% Software (1.7 pts) 38.1% Systems & Technology 3.2 pts 26.7% Global Business Services 2.7 pts 32.6% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment – FY 2008 External Gross Profit Margins Total Pre-Tax Margins

Expense Summary – FY 2008 1 pts 3 pts 1 pts Ops (5 pts) (2 pts) (6%) $28.9 Total Expense & Other Income (10%) 0.7 Interest Expense (52%) (0.3) Other (Income)/Expense 20% (1.2) IP and Development Income (5 pts) (1 pts) (3%) 6.3 RD&E (5 pts) (2 pts) (6%) $23.4 SG&A Acq.* Currency B/(W) Yr/Yr FY08 * Includes Acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers

Cash Flow (FAS 95) ($2.2) 0.1 (11.8) 3.8 (10.6) (2.6) (2.4) (9.3) 1.5 (6.3) 0.1 (4.5) 18.8 0.0 0.4 0.7 5.4 $12.3 FY08 $7.0 0.3 (4.7) 4.1 (18.8) (2.1) 12.1 (4.7) 1.0 (1.0) 0.3 (5.0) 16.1 (1.3) 1.1 0.7 5.2 $10.4 FY07 $5.7 0.1 (0.6) 0.7 (0.5) (0.6) (0.3) 1.1 2.8 (0.3) 0.0 (1.4) 5.2 (3.5) 3.2 0.2 1.3 $4.0 4Q07 $3.0 0.1 (2.9) 0.1 (0.7) (0.7) (1.6) (0.9) 0.4 (0.3) 0.0 (1.0) 6.6 (2.3) 3.0 0.2 1.3 $4.4 4Q08 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and/or earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders.

Non-GAAP Supplementary Materials Non-Recurring and Unique Items Management presents certain financial results excluding the effects of the following items: (1) a one-time gain in 4Q’08 from retirement-related plan costs in Japan, (2) year-to-year improvement in retirement-related expenses in the company’s segment results and (3) the operational performance of the company’s Enterprise Investments business for the 2000 and 2001 fiscal years. Given the unique and/or non-recurring nature of these items, management believes that presenting certain financial information without these items is more representative of the company’s operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. Acquisitions Management excludes the impact of acquisitions from SG&A in certain markets to facilitate a more meaningful view of the company’s operating performance. Acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of the company’s acquisitions. Amortization of Acquired Intangible Assets Management excludes the impact of amortization of acquired intangible assets from the segments to facilitate a more meaningful view of the company’s segment performance. Amortization related to acquired intangible assets is inconsistent in amount and frequency and is impacted by the timing and magnitude of the company's acquisitions. Stock-Based Compensation Management excludes stock-based compensation from the presentation of certain financial results for fiscal years 2000 and 2001. Stock-based compensation expense was not recorded at the segment level in fiscal years 2000 and 2001, therefore stock-based compensation expense has been excluded from the Segment PTI analysis.

Non-GAAP Supplementary Materials 9.1 (3.7) 12.9 2.5 $15.3 2004 8.7 (3.9) 12.6 1.9 $14.5 2003 5.9 (4.6) 10.5 3.3 $13.8 2002 6.8 6.7 Free Cash Flow (excluding GF Receivables) (4.9) (4.3) Net Capital Expenditures 2001 2000 11.7 11.1 Net Cash from Operations (excluding GF Receivables) 2.0 (2.5) Less: Global Financing Receivables $13.7 $8.6 Net Cash from Operations $ in Billions 14.3 (4.5) 18.8 0.0 $18.8 2008 12.4 (5.0) 17.4 (1.3) $16.1 2007 10.5 9.6 Free Cash Flow (excluding GF Receivables) (4.7) (3.5) Net Capital Expenditures 2006 2005 15.3 13.1 Net Cash from Operations (excluding GF Receivables) (0.3) 1.8 Less: Global Financing Receivables $15.0 $14.9 Net Cash from Operations Reconciliation of Free Cash Flows (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the discussion regarding Cash Flow in the company’s earnings presentation. See Slide 34 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Software Pre-Tax Profit $17,531 (1,181) 520 $16,870 Sum of Segments Percentage Software 40% 43% $7,075 (191) 386 $7,270 Pre-Tax profit YTY Impact of retirement-related savings Amortization of acquired intangibles Pre-Tax profit excluding YTY retirement-related savings and amortization of acquired intangibles FY 2008 The above serves to reconcile the Non-GAAP financial information contained in the “Transformational Impact on Segment PTI Mix” discussion regarding retirement related expense and amortization of acquired intangibles in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures. $ in Millions

Non-GAAP Supplementary Materials Reconciliation of Asia Pacific Revenue Growth @CC As Rptd 6% (10%) @CC 9% (5%) (7%) 7% As Rptd 8% 8% Asia Pacific Revenue, other than Japan Japan Revenue Asia Pacific Revenue, other than Japan Japan Revenue 4Q’08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” and “Revenue by Geography – FY 2008” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 34 of this presentation for additional information on the use of these Non-GAAP financial measures. FY 2008 Yr/Yr

Reconciliation of Revenue Growth in Selected Countries @CC As Rptd 7% 2% (8%) 4% 6% 9% (22%) 20% 35% (2%) (7%) (16%) (21%) (14%) 14% (22%) 5% 35% Germany France Italy United Kingdom Canada China Russia Chile Egypt 4Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 34 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials

Non-GAAP Supplementary Materials Reconciliation of Revenue Growth in Selected Segments @CC As Rptd 35% 16% 16% 27% 9% 10% Distributed Relational Database (Software) Converged System P: High-end Servers (Hardware) Mid-range Servers (Hardware) 4Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Segment” discussion regarding revenue growth in the software and STG segments in the company’s earnings presentation. See Slide 34 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Managed Labor Costs FY 2008 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Margins by Segment” discussion regarding costs in certain segments in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures. 5% 1% Managed labor costs excluding retirement-related expense Managed labor costs including retirement-related expense

Non-GAAP Supplementary Materials Reconciliation of Revenue of Original Equipment Manufacturer (OEM) @CC As Rptd (32%) @CC (23%) (31%) As Rptd (22%) Revenue from Original Equipment Manufacturer (OEM) Revenue from Original Equipment Manufacturer (OEM) 4Q08 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” and “Revenue by Geography – FY 2008” discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide 34 of this presentation for additional information on the use of these Non-GAAP financial measures. FY 2008 Yr/Yr

$ in Billions B/(W) Yr/Yr Drivers The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion regarding SG&A in certain markets in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures. Reconciliation of SG&A Non-GAAP Supplementary Materials (9 pts) SG&A – Growth Markets 5 pts 3 pts Ops SG&A – Rest of World (5 pts) 6 pts 3% $5.8 SG&A – Worldwide Acq. Currency B/(W) Yr/Yr 4Q08

Non-GAAP Supplementary Materials Reconciliation of Retirement-Related Plan Costs $1.2 0.1 $1.0 Retirement-related plan costs Impact of Japan – one time gain Retirement-related excluding gain FY 2008 Yr/Yr Impact The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion regarding pension related expense in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures. $ in Billions

Non-GAAP Supplementary Materials Reconciliation of Impact on Segment PTI Mix The above serves to reconcile the Non-GAAP financial information contained in the “Transformational Impact on Segment PTI Mix” discussion regarding PTI mix in certain segments in the company’s earnings presentation. See Slide 35 of this presentation for additional information on the use of these Non-GAAP financial measures. $11,326 $11,205 16% 1,854 24% 2,719 Hardware 10% 1,143 10% 1,176 Financing 46% 5,161 40% 4,517 Services 28% $3,168 25% $2,793 Software %PTI 2001 %PTI 2000 Excludes Enterprise Investments Segment: $11,009 $10,908 -3% (317) -3% (297) Enterprise Investments 17% 1,854 25% 2,719 Hardware 10% 1,143 11% 1,176 Financing 47% 5,161 41% 4,517 Services 29% $3,168 26% $2,793 Software %PTI 2001 %PTI 2000 ($ in millions) As reported in 2000 and 2001 which excludes Stock-based compensation:

(a) (b) (a)/(b) Numerator: $1,049 $3,572 29%* Global Financing After Tax Income* Denominator: Average Global Financing Equity** Global Financing Return on Equity FY 2008 * Calculated based upon an estimated tax rate principally based on Global Financing’s geographic mix of earnings as IBM’s provision for income taxes is determined on a consolidated basis. ** Average of ending equity for the Global Financing Segment for the last five quarters. $ in Millions The following are details on the computation of IBM’s Global Financing Return on Equity. The Global Financing segment is in the business of providing financing to IBM’s clients and its business partners, and is measured as if it were a standalone entity. A financing business is managed on a leveraged basis and therefore, we measure the profitability of a financing entity based on its after-tax earnings in relation to the equity employed in the business. Computation of 2008 Global Financing Return on Equity

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